SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549


                                   FORM 8-K


                                CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE

                        SECURITIES EXCHANGE ACT OF 1934


       Date of Report (Date of earliest event reported): November 6, 2007

                             Timberland Bancorp, Inc.
              (Exact name of registrant as specified in its charter)


       Washington                   0-23333                   91-1863696
    ---------------                ---------                 ------------
    State or other jurisdiction    Commission               (I.R.S. Employer
    Of incorporation               File Number              Identification No.)


    624 Simpson Avenue, Hoquiam, Washington                   98550
    ---------------------------------------                  -------
   (Address of principal executive offices)                 (Zip Code)


      Registrant's telephone number (including area code) (360) 533-4747


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the
     Exchange Act   (17 CFR 240.14d-2(b))

[ ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the
     Exchange Act   (17 CFR 240.13e-4(c))

Item 2.02  Results of Operations and Financial Condition
--------------------------------------------------------

     On November 6, 2007, Timberland Bancorp, Inc. issued its earnings release for the quarter ended September 30, 2007. A copy of the earnings release is attached hereto as Exhibit 99.1, which is incorporated herein by reference.


Item 9.01  Financial Statements and Exhibits
--------------------------------------------

       (c)   Exhibits

       99.1  Press Release of Timberland Bancorp, Inc. dated September 30, 2007

                                  SIGNATURES
                                  ----------

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.


                                          TIMBERLAND BANCORP,INC.



DATE:  November 6, 2007                   By: /s/Dean J. Brydon
                                              --------------------
                                              Dean J. Brydon
                                              Chief Financial Officer

                                    Exhibit 99.1

TIMBERLAND BANCORP, INC                  Contact: Michael R. Sand,
                                                  President & CEO
                                                  Dean J. Brydon, CFO
                                                  (360) 533-4747
                                                  www.timberlandbank.com
                                                  ----------------------

   TIMBERLAND BANCORP, INC. EARNINGS PER SHARE INCREASE 10% TO RECORD $0.32


HOQUIAM, WA----November 6, 2007 -- Timberland Bancorp, Inc.
(NASDAQ:TSBK), ("Timberland") the holding company for Timberland Bank, ("Bank") today reported record fourth quarter earnings per share led by strong loan growth, solid asset quality, improving efficiency and ongoing share repurchases. Timberland increased its diluted earnings per share 10% to $0.32 compared to $0.29 per share in the fourth quarter one year ago. Timberland also reported record diluted earnings per share for the fiscal year ended September 30, 2007 of $1.17 compared to $1.12 for the fiscal year ended September 30, 2006. All per share data has been adjusted to reflect the 2-for-1 stock split in the form of a 100% stock dividend paid on June 5, 2007.

Fiscal Fourth Quarter (September 30, 2007) Highlights -

 * Diluted earnings per share increased 10% compared to 4Q06
 * Return on equity increased to 11.66%.
 * Loan portfolio increased 21% to $515 million during the past 12 months.
 * Asset quality remained strong, with non-performing assets at 0.23% of total assets and a net charge-off of only $2,000 during the quarter.

"We continue to benefit from a strong Northwest economy," stated Michael Sand, Timberland's President and CEO. "Although markets in the Puget Sound area are experiencing higher inventory levels and longer sales cycles, housing prices have risen during the first nine months of this year compared to the same period last year. While we retain an optimistic view of our region's economic prospects, recent sales statistics indicate that the sales of new homes slowed in King and Pierce Counties on a year-to-date basis. Residential sales transactions decreased by 12% and 31% in King and Pierce Counties respectively through September of this year as compared to the prior year. We continue to closely monitor our builders and their inventory levels in this economic environment. Our loan portfolio is well diversified by geography and by loan type. We are pleased with the improvement in our earnings per share and in our return on equity this past quarter," Sand also stated.

Operating Results
Fiscal fourth quarter revenue (net interest income before provision for loan losses plus non-interest income) increased 5% to $8.3 million from $7.9 million in the like quarter one year ago. Net interest income before the provision for loan losses for the fourth quarter of fiscal 2007 increased 8% to $6.7 million compared to the like quarter one year ago with interest income increasing 21% and interest expense increasing 47%. For the fiscal year ended September 30, 2007, revenues increased 4% to $32.1 million from $30.9 million the year before. Net interest income before provision for loan losses increased 6% to $26.2 million, with interest income increasing 18% and interest expenses increasing 46%. Loan growth contributed to the increase in net interest income and offset increased funding costs.

"As we have seen throughout the banking industry, the relatively flat yield curve and intense competition for deposits has impacted margins," said Dean Brydon, Chief Financial Officer. "We have funded some of our loan growth this year with moderate core deposit growth, supplemented by wholesale funding sources." Timberland's net interest margin was 4.60% for the fourth quarter compared to 4.67% for the third quarter of fiscal 2007 and 4.91% for the fourth quarter one year ago. For the year ended September 30, 2007 the net interest margin was 4.69% compared to 4.91% for the year ended September 30, 2006.

The loan portfolio continued to perform well during the quarter with net charge-offs totaling only $2,000. The fourth quarter provision for loan losses totaled $270,000 compared to no provision made during the fourth quarter of fiscal 2006. For the full fiscal year, the provision for loan losses totaled $686,000 compared to no provision for fiscal 2006.

Non-interest income decreased 6% to $1.56 million for the fourth quarter from $1.65 million for the fourth fiscal quarter of 2006. Non-interest income for fiscal 2007 decreased 5% to $5.96 million from $6.24 million for fiscal 2006. Non-interest income decreased primarily due to lower income from loan sales and a reduction in service charges on deposits accounts. On a linked quarter basis, non-interest income increased 4%. The increase in non-interest income was primarily due to an increase in service charges on deposit accounts and an increase in the gain on sale of loans.

Timberland Q4 Earnings
November 6, 2007
Page 2

"In fiscal 2007, total revenue growth outpaced the growth of operating overhead, which improved our efficiency ratio," Sand noted. The efficiency ratio for the fourth quarter was 58.47% compared to 60.03% for the same quarter one year ago. The efficiency ratio for fiscal 2007 improved to 60.54% from 61.19% for fiscal 2006. Primarily because of increased advertising expenses and increased premises and equipment expenses, Timberland's total operating (non-interest) expenses increased 2% to $4.85 million for the current quarter from $4.75 million for the fourth quarter one year ago. Operating expenses for fiscal 2007 increased 3% to $19.45 million from $18.90 million for fiscal 2006, primarily due to increased compensation expenses and higher advertising and ATM expenses.

"Our return on equity continued to improve as profitability increased and we returned excess capital to shareholders through regular dividends and share repurchase programs," Sand noted. Timberland's return on equity ("ROE") was 11.66% for the fourth quarter of fiscal 2007, compared to the prior quarter's 11.24% and 10.89% for the fourth quarter of fiscal 2006.

Timberland's return on assets ("ROA") was 1.36% for the fourth quarter of fiscal 2007, compared to the prior quarter's 1.38% and 1.53% for the same period one year ago. For the fiscal year ended September 30, 2007, ROE was 10.67% compared to 10.59% for fiscal 2006, and ROA was 1.34% compared to 1.47% one year ago.

Balance Sheet Management
Total assets increased to $645 million at September 30, 2007, compared to $624 million at June 30, 2007 and $577 million one year ago primarily due to strong loan portfolio growth. Net loans receivable increased 14% on an annualized basis during the quarter to $515 million at September 30, 2007, and increased 21% from $425 million one year ago. During the past 12 months the portfolio has increased by $91 million as construction and land development loans (net of the undisbursed portion) increased $33 million, land loans increased $31million, multi-family loans increased $17 million, consumer loans increased $10 million, and commercial business loans increased $6 million.

LOAN PORTFOLIO
($ in thousands)
                             Sept. 30, 2007  June 30, 2007   Sept. 30, 2006
                             Amount Percent  Amount Percent  Amount Percent
                            --------  ----  --------  ----  --------  ----
Mortgage Loans:
  One-to-four family (1)    $102,434    17% $103,883    18% $ 98,709    20%
  Multi family                35,157     6    31,719     6    17,689     4
  Commercial                 127,866    22   128,118    22   137,609    28
  Construction and land
   development               186,261    32   181,157    32   146,855    30
  Land                        60,706    10    53,794     9    29,598     6
                            --------  ----  --------  ----  --------  ----
    Total mortgage loans     512,424    87   498,671    87   430,460    88

Consumer Loans:
  Home equity and second
   mortgage                   47,269     8    44,347     8    37,435     8
  Other                       10,922     2    11,735     2    11,127     2
                            --------  ----  --------  ----  --------  ----
                              58,191    10    56,082    10    48,562    10

Commercial business loans     18,164     3    16,625     3    11,803     2
                            --------  ----  --------  ----  --------  ----

Total loans                 $588,779   100% $571,378   100% $490,825   100%

Less:
  Undisbursed portion of
   construction loans in
   process                   (65,673)        (66,598)        (59,260)
  Unearned income             (2,968)         (2,921)         (2,798)
  Allowance for loan losses   (4,797)         (4,529)         (4,122)
                            --------        --------        --------

Total loans receivable, net $515,341        $497,330        $424,645
                            ========        ========        ========
__________

(1)  Includes loans held for sale

Timberland Q4 Earnings
November 6, 2007
Page 3


CONSTRUCTION LOAN COMPOSITION
($ in thousands)
                             Sept. 30, 2007  June 30, 2007   Sept. 30, 2006
                             Amount Percent  Amount Percent  Amount Percent
                            --------  ----  --------  ----  --------  ----
Custom and owner / builder  $ 52,375    28% $ 48,894    27% $ 46,346    32%
Speculative                   43,012    23    43,655    24    34,363    23
Commercial real estate        50,518    27    50,729    28    42,398    29
Multi-family                  18,064    10    19,801    11     7,662     5
Land development              22,292    12    18,078    10    16,086    11
                            --------  ----  --------  ----  --------  ----
  Total construction loans  $186,261   100% $181,157   100% $146,855   100%

Loan originations of $66.3 million for the quarter were nearly identical to the $66.4 million in loan originations for the quarter ended June 30, 2007. Loan originations decreased 23% to $66.3 million for the quarter ended September 30, 2007 compared to $86.5 million for the same quarter one year ago. In fiscal 2007 loan originations increased 17% to $299.7 million from $256.3 million for fiscal 2006. The Bank also continued to sell fixed rate one-to-four family mortgage loans into the secondary market for asset-liability management purposes. Fixed rate one-to-four family mortgage loan sales totaled $8.3 million for the fourth quarter of fiscal 2007 compared to $8.8 million for the same period one year ago. In fiscal 2007 loan sales increased by 13% to $29.9 million from $26.4 million for fiscal 2006.

Total deposits increased $33.2 million to $466.7 million at September 30, 2007 from $433.5 million at June 30, 2007 primarily due to the addition of $24.1 million in brokered deposits which were used to help fund loan portfolio growth. Balances in money market accounts and certificates of deposit accounts showed strong increases during the quarter and year-over-year.

DEPOSIT BREAKDOWN
($ in thousands)

                             Sept. 30, 2007  June 30, 2007   Sept. 30, 2006
                             Amount Percent  Amount Percent  Amount Percent
                            --------  ----  --------  ----  --------  ----
Non-interest bearing        $ 54,962    12% $ 50,580    12% $ 57,905    13%
N.O.W. checking               80,372    17    80,290    18    89,509    21
Savings                       56,412    12    59,558    14    60,235    14
Money market accounts         48,068    10    46,446    11    42,378    10
Certificates of deposit
 under $100                  135,528    29   131,803    30   128,183    30
Certificates of deposit $100
 and over                     67,316    15    64,837    15    52,851    12
Certificates of deposit -
 brokered                     24,077     5        --    --        --    --
                            --------  ----  --------  ----  --------  ----
  Total deposits            $466,735   100% $433,514   100% $431,061   100%
                            ========  ====  ========  ====  ========  ====

Total shareholders' equity increased $555,000 to $74.5 million at September 30, 2007 from $74.0 million at June 30, 2007. Timberland continued to manage its capital ratio through asset growth, stock repurchases and dividends. During the quarter Timberland repurchased 72,000 shares for $1.2 million (an average price of $16.56 per share). There are 144,950 shares remaining to be repurchased in the current stock repurchase plan. Cumulatively, Timberland has repurchased 7.6 million shares at an average price of $8.89 per share. The share repurchases equal approximately 58% of the 13.2 million shares that were issued in Timberland's initial public offering in January 1998. A cash dividend of $0.10 per share was paid during the quarter, which represented the 38th consecutive quarter a cash dividend was paid to shareholders. On October 30, 2007 the Company announced a quarterly cash dividend of $0.10 per share, payable on November 27, 2007 to shareholders of record on November 13, 2007.

Asset Quality
Asset quality remained strong as the non-performing assets to total assets ratio was 0.23% at September 30, 2007, with a net charge-off of only $2,000 during the quarter. The allowance for loan losses totaled $4.8 million at September 30, 2007, or 0.92% of loans receivable and 322% of non-performing loans. The allowance for loan losses was $4.5 million, or 0.90% of loans receivable at June 30, 2007. The Bank's non-performing loans totaled $1.49 million at September 30, 2007 and were

Timberland Q4 Earnings
November 6, 2007
Page 4

comprised of a $159,000 single family loan, a $28,000 land loan and $1.30 million in loans to a construction company. The $1.30 million in loans to the construction entity were secured by two single family homes and a land parcel in Pierce County.

About Timberland Bancorp, Inc.

Timberland Bancorp, Inc. stock trades on the NASDAQ global market under the symbol "TSBK." The Bank operates 21 branches in the state of Washington in Hoquiam, Aberdeen, Ocean Shores, Montesano, Elma, Olympia, Lacey, Tumwater, Yelm, Puyallup, Edgewood, Tacoma, Spanaway (Bethel Station), Gig Harbor, Poulsbo, Silverdale, Auburn, Winlock, and Toledo.

Timberland Q4 Earnings
November 6, 2007
Page 5

TIMBERLAND BANCORP INC. AND SUBSIDIARIES
CONSOLIDATED INCOME STATEMENT                  Three Months Ended
($ in thousands, except per share)       Sept. 30,   June 30,    Sept. 30,
(unaudited)                                2007        2007        2006
                                        ----------  ----------  ----------
Interest and dividend income
Loans receivable                        $   10,335  $    9,981  $    8,252
Investments and mortgage-backed
 securities                                    344         350         510
Dividends                                      433         426         401
Federal funds sold                              69          49          97
Interest bearing deposits in banks              16           8          23
                                        ----------  ----------  ----------
  Total interest and dividend income        11,197      10,814       9,283

Interest expense
Deposits                                     3,180       2,866       2,351
Federal Home Loan Bank ("FHLB") advances     1,262       1,278         659
Other borrowings                                11          12          13
                                        ----------  ----------  ----------
  Total interest expense                     4,453       4,156       3,023
                                        ----------  ----------  ----------
  Net interest income                        6,744       6,658       6,260
Provision for loan losses                      270         260          --
                                        ----------  ----------  ----------
  Net interest income after provision
   for loan losses                           6,474       6,398       6,260

Non-interest income
Service charges on deposits                    715         692         755
Gain on sale of loans, net                     106          79         122
BOLI net earnings                              120         116         116
Escrow fees                                     14          22          33
Servicing income on loans sold                 133         127         160
ATM transaction fees                           307         295         284
Other                                          162         170         183
                                        ----------  ----------  ----------
  Total non-interest income                  1,557       1,501       1,653

Non-interest expense
Salaries and employee benefits               2,624       2,752       2,650
Premises and equipment                         625         557         590
Advertising                                    274         190         187
Loss (gain) from other real estate
 operations                                      1           1         (77)
ATM expenses                                   143         128         129
Postage and courier                            131         113         116
Amortization of core deposit intangible         71          71          82
State and local taxes                          152         148         138
Professional fees                              125         175         265
Other                                          708         626         670
                                        ----------  ----------  ----------
  Total non-interest expense                 4,854       4,761       4,750

Income before federal income taxes           3,177       3,138       3,163
Federal income taxes                         1,022       1,000       1,019
                                        ----------  ----------  ----------
  Net income                            $    2,155  $    2,138  $    2,144
                                        ==========  ==========  ==========
Earnings per common share:
  Basic                                 $     0.33  $     0.32  $     0.30
  Diluted                               $     0.32  $     0.31  $     0.29
Weighted average shares outstanding:
  Basic                                  6,516,381   6,713,777   7,034,754
  Diluted                                6,690,048   6,910,165   7,290,954

Timberland Q4 Earnings
November 6, 2007
Page 6

TIMBERLAND BANCORP INC. AND SUBSIDIARIES
CONSOLIDATED INCOME STATEMENT                        Year Ended
($ in thousands, except per share)           September 30,   September 30,
(unaudited)                                     2007            2006
                                             ------------    ------------
Interest and dividend income
Loans receivable                             $     38,386    $     31,397
Investments and mortgage-backed securities          1,529           2,152
Dividends                                           1,692           1,436
Federal funds sold                                    260             389
Interest bearing deposits in banks                     77              78
                                             ------------    ------------
   Total interest and dividend income              41,944          35,452

Interest expense
Deposits                                           11,292           7,905
Federal Home Loan Bank ("FHLB") advances            4,436           2,860
Other borrowings                                       50              49
                                             ------------    ------------
   Total interest expense                          15,778          10,814
                                             ------------    ------------
   Net interest income                             26,166          24,638
Provision for loan losses                             686              --
                                             ------------    ------------
   Net interest income after provision
    for loan losses                                25,480          24,638

Non-interest income
Service charges on deposits                         2,776           2,981
Gain on sale of loans, net                            356             386
BOLI net earnings                                     464             449
Escrow fees                                            92             120
Servicing income on loans sold                        505             425
ATM transaction fees                                1,138           1,026
Other                                                 631             857
                                             ------------    ------------
   Total non-interest income                        5,962           6,244

Non-interest expense
Salaries and employee benefits                     10,928          10,744
Premises and equipment                              2,452           2,403
Advertising                                           843             688
Loss (gain) from other real estate operations         (13)           (156)
ATM expenses                                          497             428
Postage and courier                                   478             486
Amortization of core deposit intangible               285             328
State and local taxes                                 571             564
Professional fees                                     650             876
Other                                               2,760           2,535
                                             ------------    ------------
   Total non-interest expense                      19,451          18,896

Income before federal income taxes                 11,991          11,986
Federal income taxes                                3,828           3,829
                                             ------------    ------------
   Net income                                $      8,163    $      8,157
                                             ============    ============
Earnings per common share:
   Basic                                     $       1.20    $       1.16
   Diluted                                   $       1.17    $       1.12
Weighted average shares outstanding:
   Basic                                        6,775,822       7,032,662
   Diluted                                      6,982,107       7,281,896

Timberland Q4 Earnings
November 6, 2007
Page 7

TIMBERLAND BANCORP, INC.
CONSOLIDATED BALANCE SHEET
($ in thousands) (unaudited)                  Sept. 30, June 30,  Sept. 30,
Assets                                          2007      2007      2006
                                              --------  --------  --------
Cash and due from financial institutions
  Non-interest bearing                        $ 10,813  $ 11,798  $ 14,870
  Interest-bearing deposits in banks             2,082     1,188     2,519
  Federal funds sold                             3,775       205     5,400
                                              --------  --------  --------
                                                16,670    13,191    22,789

Certificate of deposit held for investment          --        --       100
Investments and mortgage-backed securities:
  Held to maturity                                  71        72        75
  Available for sale                            63,898    64,911    81,408
FHLB Stock                                       5,705     5,705     5,705
                                              --------  --------  --------
                                                69,674    70,688    87,288

Loans receivable                               519,381   500,694   426,318
Loans held for sale                                757     1,165     2,449
Less: Allowance for loan losses                 (4,797)   (4,529)   (4,122)
                                              --------  --------  --------
Net loans receivable                           515,341   497,330   424,645


Accrued interest receivable                      3,424     3,177     2,806
Premises and equipment                          16,575    16,557    16,730
Other Real estate owned ("OREO") and other
 repossessed items                                  --        68        15
Bank owned life insurance ("BOLI")              12,415    12,294    11,951
Goodwill                                         5,650     5,650     5,650
Core deposit intangible                          1,221     1,292     1,506
Mortgage servicing rights                        1,051     1,018       932
Other assets                                     2,827     2,881     2,775
                                              --------  --------  --------
Total Assets                                  $644,848  $624,146  $577,087
                                              ========  ========  ========

Liabilities and Shareholders' Equity
Non-interest-bearing deposits                 $ 54,962  $ 50,580  $ 57,905
Interest-bearing deposits                      411,773   382,934   373,156
                                              --------  --------  --------
  Total deposits                               466,735   433,514   431,061

FHLB advances                                   99,697   112,463    62,761
Other borrowings: repurchase agreements            595       775       947
Other liabilities and accrued expenses           3,274     3,402     2,953
                                              --------  --------  --------
Total Liabilities                              570,301   550,154   497,722
                                              --------  --------  --------

Shareholders' Equity
Common stock- $.01 par value; 50,000,000
 shares authorized; September 30, 2007 -
 6,953,360 shares issued and outstanding
 June 30, 2007 - 7,025,360 shares issued
 and outstanding September 30, 2006 -
 3,757,676 shares issued and outstanding
 on a pre-split basis                               70        70        38
Additional paid in capital                      10,315    11,425    20,888
Unearned shares- Employee Stock Ownership Plan  (3,040)   (3,106)   (3,305)
Unearned shares- Management Recognition and
 Development Plan                                 (392)     (415)     (188)
Retained earnings                               68,378    66,915    62,933
Accumulated other comprehensive loss              (784)     (897)   (1,001)
                                              --------  --------  --------
Total Shareholders' Equity                      74,547    73,992    79,365
                                              --------  --------  --------
Total Liabilities and Shareholders' Equity    $644,848  $624,146  $577,087
                                              ========  ========  ========

Timberland Q4 Earnings
November 6, 2007
Page 8

KEY FINANCIAL RATIOS AND DATA
($ in thousands, except per share)              Three Months Ended
(unaudited)                                Sept. 30,  June 30,   Sept. 30,
                                             2007       2007       2006
                                           ---------  ---------  ---------
PERFORMANCE RATIOS:
Return on average assets (a)                    1.36%      1.38%      1.53%
Return on average equity (a)                   11.66%     11.24%     10.89%
Net interest margin (a)                         4.60%      4.67%      4.91%
Efficiency ratio                               58.47%     58.35%     60.03%

                                                    Year Ended
                                           Sept. 30,             Sept. 30,
                                             2007                   2006
                                           ---------             ---------
Return on average assets                        1.34%                1.47%
Return on average equity                       10.67%               10.59%
Net interest margin                             4.69%                4.91%
Efficiency ratio                               60.54%               61.19%

                                           Sept. 30,  June 30,   Sept. 30,
                                             2007       2007       2006
                                           ---------  ---------  ---------
ASSET QUALITY RATIOS:
Non-performing loans                       $   1,490  $     982  $      80
OREO and other repossessed assets                 --         68         15
                                           ---------  ---------  ---------
Total non-performing assets                $   1,490  $   1,050  $      95
Non-performing assets to total assets           0.23%      0.17%      0.02%
Allowance for loan losses to
 non-performing loans                            322%       461%     5,153%

Book value per share (b)                   $   10.72  $   10.53  $   10.56
Book value per share (c)                   $   11.39  $   11.19  $   11.22
Tangible book value per share (b) (d)      $    9.73  $    9.54  $    9.61
Tangible book value per share  (c) (d)     $   10.34  $   10.14  $   10.21

(a)  Annualized
(b)  Calculation includes ESOP shares not committed to be released
(c)  Calculation excludes ESOP shares not committed to be released
(d) Calculation subtracts goodwill and core deposit intangible from the equity component

AVERAGE BALANCE SHEET                            Three Months Ended
                                           Sept. 30,  June 30,   Sept. 30,
                                             2007       2007       2006
                                           ---------  ---------  ---------
Average total loans                        $ 509,166  $ 494,137  $ 411,012
Average total interest earning assets        586,056    570,597    510,180
Average total assets                         634,762    619,120    560,941
Average total interest bearing deposits      405,078    388,610    372,371
Average FHLB advances and other borrowings    96,442     98,467     48,518
Average shareholders' equity                  73,916     76,087     78,724

                                                    Year Ended
                                           Sept. 30,             Sept. 30,
                                             2007                   2006
                                           ---------             ---------
Average total loans                        $ 477,029             $ 399,811
Average total interest earning assets        558,298               502,194
Average total assets                         607,781               554,231
Average total interest bearing deposits      387,505               365,544
Average FHLB advances and other borrowings    85,599                55,773
Average shareholders' equity                  76,497                77,044

Timberland Q4 Earnings
November 6, 2007
Page 9


Disclaimer
This report contains certain "forward-looking statements." The Company desires to take advantage of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995 and is including this statement for the express purpose of availing itself of the protection of such safe harbor with forward looking statements. These forward-looking statements may describe future plans or strategies and include the Company's expectations of future financial results. Forward-looking statements are subject to a number of risks and uncertainties that might cause actual results to differ materially from stated objectives. These risk factors include but are not limited to the effect of interest rate changes, competition in the financial services market for both deposits and loans as well as regional and general economic conditions. The words "believe," "expect," "anticipate," "estimate," "project," and similar expressions identify forward-looking statements. The Company's ability to predict results or the effect of future plans or strategies is inherently uncertain and undue reliance should not be placed on such statements.